EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
ANNOUNCES A CASH TENDER OFFER FOR ANY AND ALL OF ITS OUTSTANDING 4.00% SENIOR NOTES DUE APRIL 29, 2020 AND A CASH TENDER OFFER FOR ANY AND ALL OF ITS OUTSTANDING 5.09% SENIOR NOTES, SERIES 2010-A, DUE DECEMBER 15, 2017 AND 5.67% SENIOR NOTES, SERIES 2010-B, DUE DECEMBER 15, 2020

THE WOODLANDS, Texas, April 26, 2016 - TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE: TTI) announced today that it has commenced a cash tender offer (the “2013 Tender Offer”) for any and all of its outstanding 4.00% Senior Notes due April 29, 2020 (the “4.00% Notes”) issued by the Company. The Company issued the Notes in April 2013, pursuant to a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in an aggregate principal amount of $35,000,000, all of which is outstanding as of the date hereof. The 2013 Tender Offer is being made pursuant to the Offer to Purchase, dated April 26, 2016 (the “2013 Offer to Purchase”) and a related Letter of Transmittal. The Company also announced today that it has commenced a cash tender offer (the “2010 Tender Offer” and, together with the 2013 Tender Offer, the “Tender Offers”) for any and all of its outstanding 5.09% Senior Notes, Series 2010-A, due December 15, 2017 (the “5.09% Notes”) and 5.67% Senior Notes, Series 2010-B, due December 15, 2020 (the “5.67 Notes” and, together with the 5.09% Notes and the 4.00% Notes, the “Notes”) issued by the Company The Company issued the 5.09% Notes and 5.67% Notes in September 2010 pursuant to a transaction exempt from the registration requirements of the Securities Act, in an aggregate principal amount of $90,000,000, $65,000,000 of which is outstanding as of the date hereof. The 2010 Tender Offer is being made pursuant to the Offer to Purchase, dated April 26, 2016 (the “2010 Offer to Purchase” and, together with the 2013 Offer to Purchase, the “Offers to Purchase”) and a related Letter of Transmittal.

The Tender Offers are scheduled to expire immediately after 11:59 p.m., Eastern Time, on May 24, 2016, unless extended by the Company in its sole discretion or the Company terminates the Tender Offers earlier (the “Expiration Time”). The offered consideration for Notes of any series to be purchased in the Tender Offers is an amount, payable in cash, equal to $100,000 per $100,000 principal amount of Notes validly tendered (and not validly withdrawn) by registered holders of Notes prior to the Expiration Time, and accepted for purchase by the Company pursuant to the Tender Offers, plus accrued and unpaid interest on such Notes up to, but not including, the date of payment for such Notes. The date on which the Company accepts Notes validly tendered for purchase pursuant to the Tender Offers is referred to herein and in the Offers to Purchase as the “Acceptance Date” and is expected to occur within one business day after the Expiration Time.

Consummation of the Tender Offers is conditioned upon the satisfaction of (i) a financing condition, which may include borrowings under the Company’s existing credit facility, a new credit facility and/or the proceeds of offerings of debt or equity securities, and (ii) certain general conditions, each as further described in the Offers to Purchase. The Company reserves the right, in its sole discretion, to waive any and all conditions of the Tender Offers on or prior to the Acceptance Date and to terminate the Tender Offers for any reason and at any time prior to the Acceptance Date.

About TETRA

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, offshore rig cooling, compression services and equipment, and selected offshore services including well plugging and abandonment, decommissioning, and diving. TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NASDAQ:CCLP), a master limited partnership.

Forward-Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Investor Contacts

TETRA Technologies, Inc., The Woodlands, Texas
Elijio V. Serrano, 281/367-1983
Fax: 281/364-4346
www.tetratec.com

2